EXHIBIT 10.25
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To:   Beijing Origin Seed Limited
      Room 201-207, Area E
      Zhongguancun Development Building 2nd floor
      NO.20 Shangdi Information Middle Street
      Haidian District
      Beijing, China

      State Harvest Holdings Limited
      Offshore Incorporation Centre
      Road Town, Tortola
      British Virgin Island

      Origin Agritech Limited
      625 Broadway, Suite 1111
      San Diego CA 92101


Re:   The Stock Consignment Agreements

Dear Sirs,

      We are lawyers qualified in the People's Republic of China ("PRC") and are qualified to issue an opinion on the laws and regulations of the PRC.

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      We have acted as PRC counsel to Beijing  Origin Seed Limited in connection with the reverse merger of State Harvest Holdings Limited ("Origin") and Origin Agritech Limited. We are retained to advise on the PRC legal issues with respect to Beijing Origin Seed Limited ("Beijing Company"), Changchun Origin Seed Technology Development Limited ("Changchun Company"), (Henan Origin Seed Cotton Technology Development Limited ("Henan Company" and Beijing Origin State Harvest Biotechnology Limited "Biotechnology Company" (hereafter the "Origin Operating Companies").

      We have been requested to give this opinion on the enforceability of the following Stock Consignment Agreements:

      (i)  Stock  Consignment   Agreements  entered  into  by  and  between  all
shareholders of Beijing Company holding 97.96% of the total equity shares of Beijing Company and Origin;

      (ii) Stock Consignment Agreements entered into by and between all shareholders of Changchun Company holding 100% of the equity shares of the Changchun Company and Origin;

      (iii) Stock Consignment Agreements entered into by and between all shareholders of Henan Company holding 97.96% of the total equity shares of the Henan Company and Origin.

      In such capacity, we have examined such documents, as we have considered necessary for the purpose of giving this opinion. For the purpose of rendering this opinion, we have assumed the authenticity of all the documents provided by the parties, and the truthfulness and accuracy of all the information provided by all the parties.

      Based on the foregoing Stock Consignment Agreements and relevant laws and regulations, we are of the opinion that:

      I. Origin Operating Companies

      (i) Beijing Company was incorporated on December 26, 1997 and was converted from a private limited liability company to a joint stock company on October 13, 2003. Mr. Han Gengchen owns 34.4 % of the shares of Beijing Company, Mr. Yang Yasheng owns 28.675%, Mr. Yuan Lan owns 25.8%, Ms. Zhao Yuping owns 3.995%, Mr. Zhang Weidong owns 3.13%, Mr. Chen Weichen owns 1.96% and Henan Agriculture University owns 2.04% of the share of Beijing Company.

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      (ii) Changchun Company was established on April 29, 2003. Mr. Han Gengchen owns 1% of the equity shares of Changchun Company, and Beijing Company owns 99% of the equity shares of Changchun Company.

      (iii) Henan Company was established on March 2, 2001. Beijing Company owns 90% of the equity shares of Henan Company, Ms. Zhang Yingli owns 4.1%, Mr. Yang Yasheng owns 3.86% and Mr. Gu Dengbin owns 2.04% of the equity shares of Henan Company.

      (iv) Biotechnology Company was established on December 1, 2004 and is a wholly foreign owned enterprise by Origin.

      II. Restructuring

      In order to consolidate with Origin Agritech Limited, the Origin Operating Companies have undertaken the following restructuring:

      (i) Origin signed with the following parties Stock Consignment Agreements:

      a. all shareholders of Beijing Company holding 97.96% of the total equity shares of Beijing Company, except the Henan Agriculture University that holds 2.04% of the Beijing Company's equity shares;

      b. all shareholders holding 100% of the total equity shares of the Changchun Company; and

      c. all shareholders of the Henan Company holding 97.96% of the total equity shares of the Henan Company, except Mr. Gu Dengbin, who holds 2.04% of the Henan Company's total shares.

      By virtue of the aforesaid Stock Consignment Agreements, Origin will be entitled to manage and control the following equity shares: a) shares representing 97.96% of the total equity shares of Beijing Company; b) shares representing 100% of the total equity shares of Changchun Company; c) shares representing 97.96% of the total equity shares of Henan Company.

      (ii) Biotechnology Company signed with Beijing Company, Changchun Company and Henan Company the Technology Service Agreement.

      By virtue of the Technology Service Agreement, Biotechnology Company shall provide technology service to Beijing Company, Changchun Company and Henan Company, and receive service fees accordingly.

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      III. The Stock Consignment Agreement

      (i) The stock consignment arrangements are based on the relevant PRC law and regulations. The Company Law of the People's Republic of China provides that the stocks owned by the promoters of any joint stock company shall not be transferred within three years of the establishment of the joint stock company. Therefore, since Beijing Company is a joint stock company, its stocks owned by its promoter shareholders shall not be transferred within three years of its date of establishment (October 13, 2003). Upon the expiration of the three-year restricted period, the stocks owned by the promoter shareholders may be transferred pursuant to the PRC law. In addition, according to the Regulation on the Approval and Registration of Foreign Investment Enterprises in Agricultural Seed Industry and Foreign Investment Guidance Catalogue, foreign investment in seed industry is limited to two forms: Sino-foreign equity joint venture and Sino-foreign cooperative joint venture over which the Chinese party shall own at least more than 51% of the shares of the joint venture. Therefore, Origin may not own more than 49% of the stocks of Beijing Company, Changchun Company or Henan Company.

      (ii) The PRC law does not prohibit stock consignment arrangements at present. Under current PRC law, the stock consignment agreements are valid, binding, and enforceable against the parties.

      (iii) According to the stock consignment agreements, the shareholders of Origin shall not, without consent of Origin, transfer the equity shares of the Origin Operation Companies (except Biotechnology Company) that they own to any third party. Since Origin shareholders will receive the consideration stipulated in the Stock Purchase Agreement upon the completion of the reverse merger, the consignment agreements provide that, in the event that the restriction is lifted, Origin shareholders shall transfer the equity shares of the Origin Operation Companies (except Biotechnology Company) that they own to Origin without any additional payment. This provision is binding on the parties to the agreements as well as their successors and assigns.

      This opinion is limited to the relevant matters under the law of the PRC (other than the laws of the Hong Kong Special Administrative Region and Macau Special Administrative Region) in effect on the date hereof, and the matters concerning the laws of other jurisdictions are not subject of this opinion.

      This opinion is given solely for the benefit of the persons to whom it is addressed. It may not, except with our prior written permission, be relied upon by anyone in connection with this opinion or used for any other purpose.

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      In connection with the above opinion,  we hereby consent to the use of our name in the joint Registration Statement of Chardan China Acquisition Corp and Origin Agritech Limited, the prospectus constituting a part thereof and all amendments thereto under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement.

                                             Yours faithfully,

                                             /S/ Guantao Law Firm

                                             Guantao Law Firm


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